UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015 (May 18, 2015)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2015, MBIA Inc. (the “Company”), investment funds associated with Warburg Pincus LLC (the “Selling Stockholders”), and BTIG, LLC (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Stockholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholders, subject to and upon terms and conditions set forth therein, 27,250,000 shares of the Company’s common stock (the “Common Stock”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Debevoise & Plimpton LLP, relating to the validity of the Common Stock is filed as Exhibit 5.1 hereto.

A copy of the opinion of Day Pitney LLP, relating to the validity of the Common Stock is filed as Exhibit 5.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated May 18, 2015, among MBIA Inc., the selling stockholders named therein and BTIG, LLC.

5.1	Opinion of Debevoise & Plimpton LLP.

5.2	Opinion of Day Pitney LLP.

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1).

23.2	Consent of Day Pitney LLP (contained in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	MBIA INC.

	By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated May 18, 2015, among MBIA Inc., the selling stockholders named therein and BTIG, LLC.

5.1	Opinion of Debevoise & Plimpton LLP.

5.2	Opinion of Day Pitney LLP.

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1).

23.2	Consent of Day Pitney LLP (contained in Exhibit 5.2).